Exhibit 10.57

FORM OF

OFFICER ACKNOWLEDGEMENT

PERTAINING TO RAYTHEON COMPANY CLAWBACK POLICY

The Board of Directors of Raytheon Company (“the Company”) has adopted a Clawback Policy applicable to all of the Company’s elected officers which reads as follows:

In addition to any other remedies available to the Company (but subject to applicable law), if the Board determines that it is appropriate, the Company may recover (in whole or in part) any cash bonus (RBI) payment, any LTPP award and any other award pursuant to any stock plan, whether or not deferred, (any such payment or award referred to as an “incentive payment”) made on or after January 1, 2009 to an elected officer where: (1) the incentive payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement of Company financial statements filed with the Securities and Exchange Commission; (2) the Board determines the executive engaged in knowing or intentional fraudulent or illegal conduct that caused or substantially caused the need for the restatement; and (3) a lower incentive payment would have been made to the executive based upon the restated financial results. In any such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

I acknowledge and agree that all future payments under the Results Based Incentive Plan, awards under the Long-Term Performance Plan, and restricted stock awards or other equity awards under any stock plan, in all cases whether or not deferred, are made to me subject to, and conditioned upon my acceptance of, the provisions of the Clawback Policy; and I further acknowledge and agree that I am not entitled to indemnification or right of advancement of expenses in connection with any enforcement of the Policy by the Company.

(Signature)

(Print Name)

(Title)